UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio		45236
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 28, 2008, LCA-Vision Inc. (the “Company”) and Mr. Steven C. Straus, the Chief Executive Officer of the Company, executed an amendment to Mr. Straus’ employment agreement with the Company. The employment agreement was filed as an exhibit to a Report of the Company on Form 8-K filed November 6, 2006. A copy of the amendment is filed as an exhibit to this Report on Form 8-K. The effect of the amendment is that Mr. Straus’ original agreement remains in effect, except that:

•	Mr. Straus will receive an annualized salary of not less than $380,000.

•
Mr. Straus’ employment will be for a two year term that will be automatically renewed for successive two year periods, unless either the Company or he provides written notice to the other party not to so renew at least 120 days prior to the anniversary date of the original agreement. In the event that the Company terminates Mr. Straus’ employment without Cause or he terminates his employment for Good Reason, or his employment terminates upon the expiration of any two-year employment term as a result of a Company notice to him of nonrenewal, or his employment terminates due to his death or Disability, he will be entitled to the following severance and benefits: (i) continuation of base salary and health, dental and vision benefits for twenty-four months and (ii) the other severance and benefits described in the Report on Form 8-K filed November 6, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment to Employment Agreement between LCA-Vision Inc. and Mr. Steven C. Straus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Charles G. Skidmore
Charles G. Skidmore
Assistant General Counsel

Date: May 2, 2008